 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2018
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 150
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Director

On May 5, 2018, Murphy Simhambhalta, Ph.D. notified Evolus, Inc. (the “Company”) of his resignation as President and Chief Executive Officer, and as a member of the Company’s Board of Directors (the “Board”), effective as of May 6, 2018. Mr. Simhambhalta’s decision to resign was not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Simhambhalta’s resignation, the Company entered into a General Release of Claims Agreement with Mr. Simhambhalta on May 10, 2018 (the “Separation Agreement”), setting forth the terms of Mr. Simhambhalta’s separation from the Company. Mr. Simhambhalta will continue to assist the Company in a transitionary capacity as a non-executive employee and his employment status with the Company will cease effective as of May 21, 2018 (the “Separation Date”).

Pursuant to the terms of the Separation Agreement, in satisfaction of any and all obligations under his employment agreement, and provided that Mr. Simhambhalta does not exercise his right to revoke the Separation Agreement within seven days of its execution, Mr. Simhambhalta will receive the following severance payments: (i) 12 months of base salary, which will be paid periodically pursuant to Company’s regularly scheduled pay periods and subject to customary payroll deductions, (ii) a lump sum cash payment of $193,150.69 (representing a prorated portion of Mr. Simhambhalta’s 2018 annual cash bonus), which will be paid on the Separation Date and subject to customary payroll deductions, (iii) the continuation of health benefits through the end of the 12-month anniversary of the Separation Date, and (iv) reimbursement of any business expenses submitted in accordance with the Company’s expense reimbursement policy.

In addition, the stock options previously awarded to Mr. Simhambhalta will remain outstanding on the Separation Date and will continue to become exercisable as though Mr. Simhambhatla remained in service for 12 months after the Separation Date. All vested stock options held by Mr. Simhambhatla will be exercisable at any time prior to February 6, 2020. Further, the earning and payment of the restricted stock units previously awarded to Mr. Simhambhalta will continue in accordance with the schedule in his award agreement as though he had remained in service.

The Separation Agreement contains other standard provisions contained in agreements of this nature, including restrictive covenants concerning confidentiality and non-disparagement, and a general release of any and all claims Mr. Simhambhalta may have against the Company, its directors, officers and associated persons. The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Appointment of President, Chief Executive Officer and Director

Following Mr. Simhambhalta’s resignation, the Board appointed David Moatazedi to serve as the Company’s President, Chief Executive Officer and as a member of the Board, effective as of May 6, 2018.

David Moatazedi, age 40, was the Senior Vice President at Allergan, Inc. (“Allergan”), and division head of the U.S. Medical Aesthetics division, which includes facial aesthetics, plastic surgery, regenerative medicine, body contouring, and skin care products from March 2016 to May 2018. Since March 2017, Mr. Moatazedi has served as a member of the board of directors of Obalon Therapeutics, Inc., a public medical device company focused on developing and commercializing medical devices to treat obese and overweight people by facilitating weight loss. Mr. Moatazedi has worked in various leadership capacities within Allergan since March 2005, including as Vice President, Sales and Marketing of the U.S. Facial Aesthetics division from August 2014 to March 2016 and Vice President, Sales and Market of the U.S. Plastic Surgery division from February 2013 to August 2014. Prior to

Allergan, Mr. Moatazedi was a district manager at Novartis Pharmaceuticals for the Dermatology division. Mr. Moatazedi holds an M.B.A. from Pepperdine University and a B.A. from California State University, Long Beach.

     There are no arrangements or understandings between Mr. Moatazedi and any other persons pursuant to which Mr. Moatazedi was selected to be an officer and director of the Company. Mr. Moatazedi does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”) or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

The Company and Mr. Moatazedi entered into an employment agreement effective as of May 6, 2018 (the “Employment Agreement”) setting forth the terms and conditions of his employment as the Company’s President and Chief Executive Officer. Under the Employment Agreement, the Company shall pay Mr. Moatazedi a base salary at the annualized rate of $550,000.00. Mr. Moatazedi also received a signing bonus of $75,000.00 as consideration for entering into the Employment Agreement. He is eligible to receive an annual incentive bonus, as determined by the Board in its reasonable discretion, with a target bonus 100% of his base salary in each full calendar year of employment (prorated for the year 2018) based on 100% achievement of key performance indicators for Mr. Moatazedi and the Company as determined by the Board in consultation with Mr. Moatazedi (the “Annual Bonus”).

The Employment Agreement further grants Mr. Moatazedi an option to purchase 1,182,019 shares of the Company’s common stock in accordance with the terms of the Company’s 2017 Omnibus Incentive Plan, subject to the vesting provisions contained therein (the “Option”). Subject to certain conditions, the Option will have an exercise price per share equal to $7.28, the last reported sale price of the Company’s common stock on the Nasdaq Global Market on May 4, 2018.

In the event that (i) the Company terminates his employment without Cause (as defined in the Employment Agreement), or (ii) he resigns from his employment for Good Reason (as defined in the Employment Agreement), Mr. Moatazedi will be entitled to a lump sum cash severance payment in an amount equal to 12 months of base salary plus his pro-rata share of the Annual Bonus for the year in which the termination occurred, and accelerated vesting on all outstanding equity awards.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Employment Agreement, a copy of which will be filed with the Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Item 8.01  Other Events.

On May 7, 2018, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated May 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUS, INC.

Dated: May 10, 2018	By:	/s/ David Moatazedi
David Moatazedi President and Chief Executive Officer